As filed with the Securities and Exchange Commission on March 20, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

REUTERS GROUP PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

85 Fleet Street London EC4P 4AJ, England (Address of Principal Executive Offices) Reuters Group PLC Discretionary Stock Option Plan (Full Title of the Plan)

Nancy C. Gardner Reuters America Inc. 1700 Broadway New York, NY 10019 (Name and Address of Agent for Service) (212) 603-3300 (Telephone Number, Including Area Code, of Agent for Service)	Please send copies of all communications to: John O’Connor Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY, England 011-44-20-7710-6515

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Ordinary Shares, nominal value 25 pence per share (1)	20,000,000	$13.07	$261,334,800	$65,334

(1)	American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable on deposit of the Ordinary Shares, nominal value 25 pence per share (the “Ordinary Shares”), of Reuters Group PLC (the “Registrant”) have been registered pursuant to a separate Registration Statement on Form F-6 (No. 333-8386) filed with the Commission on February 26, 1998. Each American Depositary Share represents six Ordinary Shares.

(2)	The number of Ordinary Shares being registered represents the estimated maximum aggregate number issuable to employees in the United States pursuant to the Discretionary Stock Option Plan.

This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of the Registrant.

(3)	In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated pursuant to Rule 457(c). The translation of the ordinary share price on March 16, 2001 on the London Stock Exchange from 9.16 pounds Sterling into US dollars has been made at the noon buying rate on March 16, 2001 of £1=$1.4265. The resulting proposed maximum offering price per share, $13.06674, has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $261,334,000.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated herein by reference and made a part hereof:

     (a) the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2000 (the “2000 Annual Report”), which includes a description of the Registrant’s share capital;

     (b) the Registrant’s Special Report on Form 6-K dated March 5, 1998, which includes a description of the Registrant’s ADSs; and

     (c) all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

     English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

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     Regulation 155 of the Registrant’s Articles of Association provides:

     “Subject to the provisions of and so far as may be consistent with the {Companies Act}, every Director, Auditor, Secretary or other officer of the {Registrant} shall be entitled to be indemnified by the {Registrant} out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the {Registrant} and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.”

     Regulation 89(B) of the Registrant’s Articles of Association provides:

     “Without prejudice to the provisions of Regulation 155 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the {Registrant}, or of any other company which is its parent undertaking or in which the {Registrant} or such parent undertaking or any of the predecessors of the {Registrant} or of such parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the {Registrant}, or of any subsidiary undertaking of the {Registrant} or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the {Registrant} or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the {Registrant} or any such other company, subsidiary undertaking or pension fund.”

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10 (a) (3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signature Pages Follow]

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Reuters Group PLC, a corporation organized and existing under the laws of England and Wales, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London on the 20th day of March, 2001.

Reuters Group PLC (Registrant) By: /s/ DAVID JOHN GRIGSON ———————————— David John Grigson Finance Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David John Grigson (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and all amendments thereto, including post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 20th day of March, 2001.

SIGNATURE	TITLE

/s/ SIR CHRISTOPHER ANTHONY HOGG —————————————————— Sir Christopher Anthony Hogg	Chairman and Director

/s/ PETER JAMES DENTON JOB —————————————————— Peter James Denton Job	Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS HENRY GLOCER —————————————————— Thomas Henry Glocer	Chief Executive Officer Designate and Director

/s/ DAVID JOHN GRIGSON —————————————————— David John Grigson	Finance Director and Director (Principal Financial and Accounting Officer)

—————————————————— Sir John Anthony Craven	Director

/s/ PHILIP NEVILL GREEN —————————————————— Philip Nevill Green	Director

—————————————————— Edward Kozel	Director

/s/ DENNIS MALAMATINAS —————————————————— Dennis Malamatinas	Director

—————————————————— Jean-Claude Marchand	Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David John Grigson (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and all amendments thereto, including post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 20th day of March, 2001.

SIGNATURE	TITLE

—————————————————— Roberto G. Mendoza	Director

/s/ RICHARD LAKE OLVER —————————————————— Richard Lake Olver	Director

/s/ ROBERT OSCAR ROWLEY —————————————————— Robert Oscar Rowley	Director

/s/ CHARLES JAMES FRANCIS SINCLAIR —————————————————— Charles James Francis Sinclair	Director

/s/ IAN CHARLES STRACHAN —————————————————— Ian Charles Strachan	Director

/s/ NANCY C. GARDNER —————————————————— Nancy C. Gardner	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum and Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference from Exhibit 1.1 to the 2000 Annual Report filed with the Commission on March 13, 2001)

4.2	Deposit Agreement among the Registrant and Morgan Guaranty Trust Company of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued there under, including the form of American Depositary Receipt (incorporated by reference from Form F-6 (No. 333-8386) filed with the Commission on February 26, 1998)

4.3	Rules of the Reuters Group PLC Discretionary Stock Option Plan

5.1	Opinion of Slaughter and May as to the legality of the Ordinary Shares

23.1	Consent of PricewaterhouseCoopers, independent accountants

24	Power of Attorney (included in signature pages)